                                                                  EXHIBIT 99.2


INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Unaudited Pro Forma Condensed Combining Balance Sheet
as of June 30, 2001........................................................1

Unaudited Pro Forma Condensed Combining Statement of
Operations for the Six Months Ended June 30, 2001..........................2

Unaudited Pro Forma Condensed Combining Statement of
Operations for the Year Ended December 31, 2000............................3

Notes to Unaudited Pro Forma Condensed Combining Financial Information.....4

On August 21, 2001, ScreamingMedia, Inc. (the "Company"), acquired Stockpoint, Inc. ("Stockpoint") pursuant to a merger of our wholly-owned subsidiary with and into Stockpoint, with Stockpoint surviving as our wholly-owned subsidiary (the "Merger"). The combination with Stockpoint has been accounted for as a purchase business combination by the Company.

The total purchase price was $25.6 million and consisted of $951,000 cash,
3.7 million shares of common stock issued valued at $8.4 million, warrants for the purchase of 326,000 shares of common stock valued at $629,000, and Stockpoint debt of $6.2 million paid off at the time of consummation for the acquisition of Stockpoint. As part of the $25.6 million purchase price and in addition to the aforementioned items, ScreamingMedia paid $5.9 million in other assumed debt subsequent to the transaction's consummation date that was directly attributable to this transaction. Pursuant to the merger agreement, ScreamingMedia withheld ten percent of consideration paid to Stockpoint's equity holders, totaling $1.1 million in cash, common stock and warrants for possible future purchase price adjustments. In addition ScreamingMedia incurred approximately $2.4 million in acquisition expenses. ScreamingMedia funded the acquisition through the sale of its marketable securities.

The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet of ScreamingMedia and Stockpoint has been prepared as if the combination had been completed as of June 30, 2001. The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet combines both ScreamingMedia's and Stockpoint's historical balances sheet as of June 30, 2001.

The accompanying Unaudited Pro Forma Condensed Combining Statements of Operations, for both the six months ended June 30, 2001 and the year ended December 31, 2000, assume the combination with Stockpoint had been completed on January 1, 2000, and combine both ScreamingMedia's and Stockpoint's historical Statements of Operations.

                               SCREAMINGMEDIA, INC
              UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
                               AS OF June 30, 2001
                                 (IN THOUSANDS)




                                              ------------------------------
                                                     Historical Amounts
                                              ------------------------------
                                              ScreamingMedia,  Stockpoint,            Pro Forma
                                                  Inc.             Inc.               Adjustments          Total
                                             -----------      -----------             -----------      -----------
ASSETS

Cash and cash equivalents                          $27,285       $1,013                 $13,060(A)          $15,238
Marketable securities                               60,889     --                                            60,889
Accounts receivable, net                             2,268        2,878                                       5,146

Prepaid expenses and other current assets            1,935          773                                       2,708
                                                 ------------------------------------------------------------------
Total current assets                                92,376        4,664         --       13,060              83,981

Property and equipment, net of accumulated
depreciation                                        15,610        1,348                                      16,958
Other Assets                                         3,225          632                                       3,857
Goodwill                                                --           --     31,733(B)                        31,733

TOTAL ASSETS                                      $111,212       $6,644    $31,733     $ 13,060            $136,529
                                                  ========      =======    =======     ========            ========

LIABILITIES
Accounts payable and accrued expenses                3,659        4,521        448(C)                         7,732
Deferred revenue                                     2,242        8,511                                      10,753
Current portion of capital lease obligations         2,051           31                                       2,082
Current portion of long term debt                  --            13,045     13,045(D)                            --
                                                 ------------------------------------------------------------------
Total current liabilities                            7,952       26,108     13,493                           20,567

Noncurrent Liabilities:
Capital lease obligations, less current portion      2,939           67                                       3,006
Long term debt                                         --           102                                         102
Accrued transaction costs                                                                 2,373(B)            2,373
Accrued withheld purchase price                        --          --                     1,111(E)            1,111
                                                 ------------------------------------------------------------------
Total liabilities                                 $ 10,891     $ 26,277    $13,493      $ 3,484            $ 27,159
                                                  ========     ========    =======      =======            ========

Common stock                                           398           36         36(J)        37(F)              435
Common stock warrants                                   --        1,677      1,677(K)                            --
Additional paid-in capital                         219,600        3,553      3,553(L)     8,383(F)          227,983
Warrants                                             1,009          --                      629(G)            1,638
Deferred compensation                               (4,954)        (952)                    952(H)           (4,954)
Treasury stock                                        (981)        --                                          (981)
Accumulated deficit                               (114,980)     (33,102)                 33,102(I)         (114,980)
Accumulated other comprehensive income                 230          --                                          230
Convertible series A                                    --        1,966      1,966(M)                            --
Convertible series B                                    --        1,734      1,734(M)                            --
Convertible series C                                    --        5,455      5,455(M)                            --
                                                 ------------------------------------------------------------------
Total stockholders' equity                         100,321      (19,633)    14,421       43,103             109,370
                                                 ------------------------------------------------------------------
Total Liabilities and Stockholders' Equity        $111,212       $6,644    $27,914      $46,587            $136,529
                                                 ==================================================================

   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                               SCREAMINGMEDIA, INC
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001

                                 (IN THOUSANDS)


                                            ------------------------------
                                                  Historical Amounts
                                            ------------------------------
                                              ScreamingMedia   Stockpoint      Pro Forma
                                                  Inc.           Inc.          Adjustments       Total
                                               -----------    -----------      -----------    -----------
REVENUES                                         $14,302      $10,591                          $24,893

COST OF REVENUES                                   4,106        3,409                            7,515
                                                --------      -------                         --------

GROSS PROFIT                                      10,196        7,182                           17,378
                                                --------      -------                         --------

OPERATING EXPENSES:
  Research and development(1)                      3,810        2,035                            5,845
  Sales and marketing(2)                           7,990        3,517                           11,507
  General and administrative(3)                    7,313        2,383                            9,696
  Depreciation and Amortization                    2,962           --                            2,962
  Deferred compensation                              963          189                            1,152
                                                --------      -------                         --------
           Total operating expenses               23,038        8,124                           31,162

OPERATING LOSS                                   (12,842)        (942)                         (13,784)
Other Income (Expense)
    Interest expense                                (230)      (1,121)                          (1,351)
    Foreign currency translation                     103                                           103
    Interest income                                2,571           --                            2,571
                                                --------      -------                         --------
Total Other Income (Expense)                       2,444       (1,121)                           1,323
                                                --------      -------                         --------
NET LOSS                                        $(10,398)     $(2,063)                        $(12,461)
                                                ========      =======                         ========

   BASIC NET LOSS PER COMMON SHARE              $  (0.27)                                     $  (0.30)


Weighted -average number of shares of
 common stock outstanding                     38,096,795                      (n)           41,822,530



----------
(1) (excluding deferred compensation of $(272,581), $41,000 and $(231,581) for ScreamingMedia, Stockpoint and combined, respectively shown below)
(2) (excluding deferred compensation of $558,723, $18,000 and $576,723 for ScreamingMedia, Stockpoint and combined, respectively shown below)
(3) (excluding deferred compensation of $677,199, $130,000 and $807,199 for ScreamingMedia, Stockpoint and combined, respectively shown below)




   See Notes to Unaudited Pro Forma Condensed Combining Financial Information

                               SCREAMINGMEDIA, INC
         UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)



                                      ------------------------------
                                            Historical Amounts
                                       ------------------------------
                                       ScreamingMedia,    Stockpoint,    Pro Forma
                                            Inc.             Inc.        Adjustments       Total
                                       -----------      -----------      -----------    -----------
REVENUES                              $21,865            $16,591                          $38,456

COST OF REVENUES                        5,902              7,212                           13,114
                                     --------            -------                         --------

GROSS PROFIT                           15,963              9,379                           25,342
                                     --------            -------                         --------

OPERATING EXPENSES:
  Research and development(1)           6,355              4,063                           10,418
  Sales and marketing(2)               20,763              5,407                           26,170
  General and administrative(3)        10,824              5,267                           16,091
  Depreciation and amortization         3,634                 --                            3,634
  Deferred compensation                17,576                482                           18,058
                                     --------            -------                         --------
         Total operating expenses      59,152             15,219                           74,371

OPERATING LOSS                        (43,189)            (5,840)                         (49,029)
Other Income (Expense)
    Interest expense                     (378)            (2,329)                          (2,707)
    Foreign currency translation          (24)                --                              (24)
    Interest income                     3,447                 --                            3,447
                                     --------            -------                         --------
Total Other Income (Expense)            3,045             (2,329)                             716


LOSS FROM CONTINUING OPERATIONS       (40,144)            (8,169)                         (48,313)

BASIC NET LOSS PER COMMON SHARE      $  (1.77)                                           $  (1.83)
                                     --------                                            --------

Weighted -average number of shares
of common stock outstanding        22,679,745                                 (n)      26,405,480




----------
(1) (excluding deferred compensation of $1,967,477, $133,011 and $2,100,488 for ScreamingMedia, Stockpoint and combined, respectively shown below)
(2) (excluding deferred compensation of $4,379,818, $82,020 and $4,461,838 for ScreamingMedia, Stockpoint and combined, respectively shown below)
(3) (excluding deferred compensation of $11,228,342, $266,884 and $11,495,226 for ScreamingMedia, Stockpoint and combined, respectively shown below)


   See Notes to Unaudited Pro Forma Condensed Combining Financial Information.

                               SCREAMINGMEDIA, INC

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

1.       Basic Presentation Principals.

The accompanying unaudited pro forma financial information is presented for illustrative purposes and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combining balance sheet and operating statements. Actual statements of operations of the companies will be consolidated commencing on August 21, 2001, the closing date of the acquisition. The unaudited pro forma condensed combined financial information presented is based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto for both the Company and Stockpoint.

On August 21, 2001, ScreamingMedia, Inc. (the Company), acquired Stockpoint, Inc. (Stockpoint) pursuant to a merger of our wholly-owned subsidiary with and into Stockpoint, with Stockpoint surviving as our wholly-owned subsidiary (the "Merger"). The combination with Stockpoint has been accounted for as a purchase business combination by the Company.

The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet of the Company and Stockpoint has been prepared as if the combination had been completed as of June 30, 2001. The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet combines the Company's and Stockpoint's historical balance sheets as of June 30, 2001. The accompanying Unaudited Pro Forma Condensed Combining Statements of Operations, for both the six months ended June 30, 2001 and the year ended December 31, 2000, assume the combination with Stockpoint had been completed on January 1, 2000. The Unaudited Pro Forma Condensed Combining Statements of Operations for the six months ended June 30, 2001 combine the Company's and Stockpoint's historical statements of operations for the six months ended June 30, 2001. The Unaudited Pro Forma Condensed Combining Statements of Operations for the year ended December 31, 2000 combine the Company's and Stockpoint's historical statements of operations for the year ended December 31, 2000.

The Company paid a total of $13.1 million in cash, issued 3.7 million shares of common stock valued at $8.4 million, issued warrants for 326,000 shares of common stock with an exercise price of $6.00 each valued at $629,000 and has acquired all outstanding shares of Stockpoint equity. As part of the transaction and subsequent to closing, The Company paid $5.9 million to pay Stockpoint debenture holders. This $5.9 million is included in the total $13.1 million paid in cash. The Company also incurred approximately $2.4 in acquisition expenses.

In addition, ten percent of all consideration paid by the Company (consisting of $106,000 cash, 414,000 shares valued at $936,000, and warrants for 36,000 shares of common stock valued at $70,000)to Stockpoint was withheld for possible purchase price adjustments. These amounts will be paid or issued net of such purchase price adjustments upon final settlement of this transaction.

The Company paid for the acquisition by using its cash and cash equivalents. The total purchase price of approximately $25.6 million was allocated to assets acquired and liabilities assumed.

The allocation of Stockpoint's purchase price among the assets acquired and liabilities assumed is based on preliminary estimates of the fair market value. These estimates of fair market value could change based on the completion of the Company's evaluation of the assets and liabilities of Stockpoint, including finalization of an independent appraisal of the assets acquired.

The following table sets forth the components of the estimated purchase price:



             Cash paid....................................... $   13,060,000
             Common Stock issued.............................      8,420,000
             Warrants issued*...............................         629,000
             Accrued withheld purchase price**..............       1,111,000
             Accrued transaction costs.......................      2,373,000
                                                              --------------
                 Total purchase price........................ $   25,593,000
                                                              ==============

*Black-Scholes Valuation of warrants, $6.00, 5 yrs, 146% volatility, 4.50% discount rate, SCRM stock price $2.26.

**Accounts payable and other liabilities assumed includes ten percent withheld purchase price for possible purchase price adjustments consisting of $106,000 cash, 414,000 shares of common stock valued at $936,000, and warrants for 36,000 shares of common stock valued at $70,000.

The following table provides the preliminary allocation of the purchase price based upon Stockpoint's June 30, 2001 balance sheet:


      Assets
             Cash and accounts receivable......................... $ 3,891,000
             Prepaid expenses and other...........................   1,405,000
             Fixed assets ........................................   1,348,000
             Goodwill.............................................  31,733,000

      Liabilities
             Accounts payable and other accrued liabilities         (4,273,000)
             Deferred revenue                                       (8,511,000)
                                                                   -----------
      Total purchase price........................................ $25,593,000
                                                                   ===========

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

In accordance with the provisions of SFAS 142 the Company will not amortize goodwill and intangible assets with indefinite lives recorded in this combination. The Company expects to perform an annual impairment test of goodwill and indefinite lived intangible assets and has not yet determined what effect these tests will have on the earnings and financial position of the Company.

2. Proforma Adjustments

   (a) Paid $13.1 million cash to various financial institutions to satisfy Stockpoint's line of credit, and other debt. This amount also includes a $951,000 paid to Stockpoint common and preferred stockholders.

   (b) An increase to goodwill of $31.7 million in connection with the purchase of Stockpoint and $2.4 million accrual for acquisition costs

   (c) Payment of accrued interest of $108,000 related to acquired debt and reduction of terms of $340,000 for discounts on assumed liabilities.

   (d)  $13.0 million of debt paid against liability- see proforma adjustment
        (a) above

   (e) Liability for ten percent of purchase price components totaling approximately $1.1 million for future purchase price adjustments. These components consist of cash, common stock and warrants for common stock of $106,000, $936,000 and $70,000, respectively

   (f) An increase in equity of $8.4 million relating to the issuance of 3.7 million shares of ScreamingMedia common stock ($.01 par value) in exchange for common and preferred shares of Stockpoint, based on the $2.26 fair value of ScreamingMedia stock.

   (g) An increase in equity of $629,000 relating to the issuance of common stock warrants to purchase 326,000 shares of ScreamingMedia common stock in exchange for Stockpoint common stock. The fair value of the warrants was determined using the Black-Scholes option-pricing model and was based on the following assumptions: expected volatility - 146%; expected lives - 5 years; a risk free interest rate - 4.50%; and expected dividend yield -0%

   (h) An increase in stockholders' equity of $952,000 resulting from the elimination of Stockpoint's historical unpaid deferred compensation

   (i) An increase in stockholders' equity of $33.1 million resulting from the elimination of Stockpoint's historical accumulated deficit

   (j) A decrease in stockholders' equity of $36,000 resulting from the elimination of Stockpoint's historical common stock

   (k) A decrease in stockholders' equity of $1.7 million resulting from the elimination of Stockpoint's historical warrants issued

   (l) A decrease in stockholders' equity of $3.6 million resulting from the elimination of Stockpoint's historical additional paid in capital

   (m) A decrease in stockholders' equity of $9.2 million resulting from the elimination of Stockpoint's preferred series A, B, and C stock.

   (n) In addition proforma net loss has been adjusted to reflect the issuance of 3.7 million shares of ScreamingMedia common stock issued in connection with the transaction and assumes they were outstanding for the entire period.